UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)
Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2026, Portland General Electric Company, an Oregon corporation (“PGE”), through a newly formed, wholly owned subsidiary (“Buyer”), entered into an Asset Purchase and Service Area Transfer Agreement (the “Agreement) with PacifiCorp, an Oregon corporation (the “Seller”). PGE is party to the Agreement as guarantor of the Buyer’s obligations through the closing of the transactions contemplated by the Agreement (the “Closing”). Under the Agreement, the Buyer will acquire certain assets (the “Transferred Assets”) and assume certain liabilities (the “Assumed Liabilities”) related to: (i) the electric transmission and distribution business conducted by the Seller serving customers in the Washington counties of Lewis, Yakima, Walla Walla, Columbia, Garfield and Benton (the “Service Area”); and (ii) the ownership and operation of the following generation facilities, including related interconnection and other facilities: Chehalis combined cycle gas turbine in Lewis County (“Chehalis”), Goodnoe Hills Wind in Klickitat County and Marengo I and Marengo II Wind in Columbia County (the “Business”). In connection with the Closing, the Buyer will assume the obligation to provide electric service in the Service Area. Certain liabilities are excluded from this transaction, including liabilities associated with wildfires outside of Washington. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement.

Pursuant to the Agreement, in consideration for the Transferred Assets, the Buyer will pay at the Closing $1.9 billion in cash plus additional cash consideration for the value of specified assets delivered at closing (the “Cash Consideration”). The Cash Consideration is subject to certain adjustments as specified in the Agreement and excludes consideration for certain Non-Finalized Regulatory Assets, which will be determined and paid after the Closing upon final regulatory determination.

In connection with its entry into the Agreement, PGE entered into a debt commitment letter, dated February 15, 2026, and related fee letters with Barclays Bank PLC and JPMorgan Chase Bank, N.A. (together, the “Commitment Parties”), pursuant to which, and subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide to PGE up to $1.9 billion in an aggregate principal amount of senior unsecured bridge loans under a 364-day bridge loan credit facility (the “Bridge Facility”). The Bridge Facility is subject to customary commitment reductions in the event that certain permanent financing or other proceeds are obtained on or prior to the Closing and to customary closing conditions, including that, substantially concurrently with the initial funding under the Bridge Facility, the Transaction shall be consummated.

PGE also entered into a credit facilities engagement letter, dated February 15, 2026, and a related fee letter with the Commitment Parties, pursuant to which, and subject to the terms and conditions set forth therein, the Commitment Parties agreed to use commercially reasonable efforts to arrange $681 million in aggregate principal amount of senior unsecured delayed draw term loans under a 364-day term loan credit facility (the “Term Facility” and, together with the Bridge Facility, the “Debt Facilities”) and have committed to provide $476.7 million of such Term Facility. The proceeds of the loans under the Debt Facilities, to the extent drawn upon by PGE and/or the Buyer, as applicable, would be used to finance, in part, the Transaction and the payment of fees and expenses incurred in connection with the Transaction.

The Buyer expects to finance up to $600 million of the Cash Consideration with equity commitments from Manulife Infrastructure Fund III, L.P. and its affiliates including John Hancock Life Insurance Company (U.S.A.) and the remainder with the proceeds of debt financing. Assuming the Closing of the transactions contemplated by the Agreement (the “Transaction”) and the consummation of the financing transaction described above, Manulife Investment Management will be PGE's joint venture partner in the ownership of the Business.

Consummation of the Transaction is subject to customary closing conditions and the absence of any law or order restraining, enjoining, or otherwise prohibiting the Transaction. The Agreement is also subject to closing conditions for (i) the receipt of regulatory approvals for the execution, delivery, and performance of the Agreement and the consummation of the Transaction, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), Section 203 of the Federal Power Act from the Federal Energy Regulatory Commission (“FERC”), the Washington Utilities and Transportation Commission (“WUTC”), the Public Utility Commission of Oregon (“OPUC”) (including the Buyer’s purchase of the Transferred Assets (“Asset Purchase Approval”)); the Idaho Public Utilities Commission (“IPUC”), the Public Service Commission of Utah (“UPSC”), the Public Utilities Commission of the State of California (“CPUC”) and the Public Service Commission of Wyoming (“WPSC”); (ii) receipt of a waiver from FERC with respect to the bidding and posting obligations under FERC’s regulations with regard to two gas transportation agreements related to Chehalis; (iii) the transfer, assignment, reissuance, or issuance in the name of the Buyer of certain specified business permits; and (iv) the receipt of certain additional specified federal and state regulatory approvals (collectively, the “Required Regulatory Approvals”), in each case, without the imposition of an unduly burdensome regulatory condition (“Burdensome Condition”). In addition, the Agreement contains closing conditions related to the non-occurrence of a wildfire casualty event that is continuing which would be reasonably expected to have an aggregate liability to the Acquired Business, taken as a whole, after giving effect to the completion of the Transaction of greater than $35 million in excess of available insurance coverage applicable to such liabilities. The establishment of a Holding Company, currently being evaluated by the OPUC, is not a closing condition to the Transaction.

The Agreement also contains customary representations, warranties, and covenants for a transaction of this type, including, among others, covenants regarding (i) the Seller’s conduct of the Business prior to the Closing, (ii) cooperation and efforts (including the preparation of filings and taking other actions) to obtain Required Regulatory Approvals, (iii) financing cooperation, and (iv) public announcements.

The Agreement contains certain customary termination rights, including the right of each of the Seller and the Buyer to terminate the Agreement after August 15, 2027 (the “Outside Date”); provided that the Outside Date will automatically be extended for six months if, at that time, all closing conditions (other than those to be satisfied at the Closing or those relating to the receipt of certain regulatory approvals) are satisfied or are capable of being satisfied at the Closing. The right to terminate on this basis is not available to a party whose breach was the primary cause of the failure to close by the Outside Date.

The Agreement provides for a $35 million termination fee payable by the Buyer to the Seller if the Agreement is terminated due to (i) failure to obtain applicable antitrust clearances or FERC approval (other than, with respect to FERC approval, as a result of the imposition of a Burdensome Condition), (ii) a WUTC determination that the rate base of the Transferred Assets is less than $1.36 billion (or a failure by WUTC to make a determination as to the rate base of the Transferred Assets), or (iii) the Buyer terminating the Agreement due to the existence of certain uncured real property title issues. The Agreement also provides for a $35 million termination fee payable by the Seller to the Buyer if the Agreement is terminated due to (i) failure to obtain certain state regulatory approvals from the IPUC, UPSC, WPSC, WUTC or OPUC, in each case other than as a result of the imposition of a Burdensome Condition); (ii) a termination by the Seller due to a negative decommissioning proceeding outcome resulting in a Burdensome Condition to the Seller; or (iii) an outcome in the Seller’s Multistate Protocol proceedings resulting in a Burdensome Condition to the Seller, in each case as further described in the Agreement.

The Agreement also provides that either party may seek specific performance to enforce its obligations under the

Agreement, subject to the terms and conditions set forth therein; provided that in no event will the Seller be entitled to receive both a grant of specific performance requiring the Buyer to consummate the Closing and payment of the Termination Fee.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about PGE, the Buyer, the Seller, or the Transferred Assets. In particular, the representations, warranties, and covenants of each party set forth in the Agreement have been made only for the purposes of, and were and are solely for the benefit of, the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure letter made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. The confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Agreement.

Item 2.02 Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02.

On February 17, 2026, PGE issued a press release announcing its financial results for the quarter and year ended December 31, 2025. The press release is furnished herewith as Exhibit 99.1 to this Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01.

At 8:00 a.m. ET on Tuesday, February 17, 2026, PGE will hold its quarterly earnings call and webcast, and will use a slide presentation in conjunction with the earnings call. A copy of the slide presentation is furnished herewith as Exhibit 99.2 to this Report.

Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates, and projections about the industry and markets in which PGE operates and beliefs of and assumptions made by PGE’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, and could significantly affect the financial results of PGE. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections including financial condition and cash flows, projected synergies, capital expenditures, liquidity, business strategy, competitive strengths, goals, future acquisitions or dispositions, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements.

Although PGE believes that in making any such forward-looking statement, PGE’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) the ultimate outcome of the Transaction; (ii) PGE’s, the Buyer’s and the Seller’s ability to consummate the Transaction; (iii) the conditions to the completion of the Transaction; (iv) that Required Regulatory Approvals may not be obtained on the terms expected or on the anticipated schedule or at all; (v) the possibility that PGE may be unable to achieve anticipated benefits within the expected time-frames or at all and to successfully integrate the Transferred Assets with those of PGE; (vi) that such integration may be more difficult, time-consuming or costly than expected; and (vii) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by PGE from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in PGE’s annual report on Form 10-K for the year ended December 31, 2025 and any subsequently filed current reports on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
2.1	Asset Purchase and Service Area Transfer Agreement, dated February 15, 2026, by and among PGE, Gem Sub LLC, and PacifiCorp.
99.1	Press release issued by Portland General Electric Company dated February 17, 2026.
99.2	Portland General Electric Company Fourth Quarter 2025 Slides dated February 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	February 17, 2026	By:	/s/ Joseph R. Trpik
Joseph R. Trpik
Senior Vice President, Finance and Chief Financial Officer